Scott Lukeman, Ph.D., Joins Board of MultiCell Technologies

SAN DIEGO, September 6, 2012 /PRNewswire/ -- MultiCell Technologies, Inc. (MCET.OB), a clinical-stage biopharmaceutical company, has added Scott Lukeman, Ph.D., to its board of directors.

Dr. Lukeman received his Ph.D. in Pharmacology/Cellular and Molecular Biology from the University of Miami, after earning a B.A. in Natural Sciences from New College of Florida. He has over 25 years of international experience across multiple life-science disciplines in management, strategic planning, business and technology valuation and development, marketing, licensing, fund-raising and competitive intelligence. He has been an executive and strategic consultant with Telios Pharmaceuticals, Italfarmaco, Commtech Venture Group, Inavisis, yet2.com, The Dunn Group, Phoenix PharmaLabs, and a host of small, emerging businesses.

Jerry Newmin, MultiCell’s CEO, said, “Dr. Lukeman was chosen because he is a proven manager, strategist, scientist, developer, analyst, and innovator, with a unique blend of scientific, sales, marketing, business, and financial know-how. We look forward to benefitting from Dr. Lukeman’s technical and business expertise in the pharmaceutical and medical device arenas.”

MultiCell is developing novel therapeutics and discovery tools that address unmet medical needs for the treatment of neurological disorders, hepatic disease, and cancer. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements
Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe", "will", "expect", "anticipate", "estimate", "intend", "plan", "forecast", "could", and "would". MultiCell bases these forward- looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents that MultiCell files with the Securities and Exchange Commission, including MultiCell's report on Form 10-K for the fiscal year ended November 30, 2011, and all of MultiCell's quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.